Exhibit 10.14

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is entered into as of this 16th day of May, 2005, by and between HCAP STRATEGIES, INC., a Wisconsin corporation (“Assignor”), and WAGEWORKS, INC., a Delaware corporation (“Assignee”).

WITNESSETH:

WHEREAS, Assignor, as “Tenant,” and Applied Buildings, LLC, a Wisconsin limited liability company, as “Landlord,” are parties to that certain Commercial Building Lease dated December 17, 2004 (the “Lease”), covering certain real property including all improvements thereon or to be constructed thereon (the “Premises”), located at 10375 North Baldev Court, Mequon, Wisconsin 53092, a copy of which Lease is attached hereto as Appendix A; and

WHEREAS, Assignor, as “Seller,” and Assignee, as “Buyer,” are parties to an Asset Purchase Agreement, dated May 16, 2005 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Assignor will sell to the Assignee, and the Assignee will purchase from the Assignor, the Purchased Assets, and the Assignee will assume the Assumed Liabilities as described in the Purchase Agreement, including all of Assignor’s right, title and interest as Tenant in, under and to the Lease; and

WHEREAS, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire: (a) that Assignor assign all of its right, title and interest as Tenant in, under and to the Lease to Assignee; (b) Assignee desires to succeed to the interest of Assignor, and to assume the obligations of Assignor under the Lease; and (c) that Landlord consents to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the parties hereto agree as follows:

1. Effective Time. For all purposes under this Assignment, the term “Effective Time” shall mean that time, if any, on which the closing of the transactions contemplated by the Purchase Agreement is consummated.

2. Assignment and Assumption.

(a) Effective as of the Effective Time, Assignor hereby assigns, transfers and sets over unto all of Assignor’s right, title and interest as Tenant in, under and to the Lease to Assignee, its successors and permitted assigns.

(b) Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Lease arising or accruing on or after the Effective Time, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants and conditions of the Tenant pursuant to the Lease.

3. Additional Instruments. Assignor agrees to make, execute and deliver all such further or additional instruments as may be necessary to satisfy the intent and purposes hereof and to perfect the assignment made hereby.

4. Notice. Whenever Assignor receives notice pursuant to the Lease, Assignor agrees to promptly provide Assignee with a copy of such notice.

5. Landlord’s Consent. This Assignment is expressly conditioned upon (a) Assignor obtaining the written consent of Landlord to (i) this Assignment and (ii) the execution and delivery by Assignee and Assignor of that certain Occupancy Agreement by and between Assignee and Assignor for the premises located at 10406 North Baehr Road, Mequon, Wisconsin 53092.

6. Miscellaneous.

(a) Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Assignment.

(b) Binding Effect. This Assignment shall be binding upon the parties hereto, their heirs, successors, and assigns.

(c) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

(d) Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Integrated Agreement. This is an integrated agreement and contains the full, final, and complete expressions of the parties hereto. This Assignment shall only be modified in writing containing the signatures of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

ASSIGNOR:		ASSIGNEE:

HCAP STRATEGIES, INC.		WAGEWORKS, INC.

By:	/s/ Dennis A. Christiansen	By:	/s/ John Kessler

Name:	Dennis A. Christiansen	Name:	John Kessler

Title:	Chairman & CEO	Title:	Chairman

CONSENT OF LANDLORD

The undersigned Landlord hereby consents to the above and foregoing Assignment; provided, that this consent shall not be or be deemed to be a waiver of any of the provisions of the Lease. In connection with the Assignment granted herein, Landlord hereby agrees that as of the Effective Time Assignor shall be released from each and every obligation to Landlord.

Landlord hereby confirms that: (a) the Lease attached as Exhibit A to the foregoing Assignment and Assumption of Lease is a true and correct copy of the agreement between Landlord and Assignor, the Lease has not been amended or modified except as set forth in Exhibit A, and the Lease is now in full force and effect; (b) neither Landlord nor Assignor is in default under the Lease, nor has any event occurred which with the passage of time or the giving of notice or both, would constitute a breach or default by Landlord or Assignor under the terms of the Lease; (c) all rent has been paid in accordance with the terms of the Lease; and (d) Assignee, its successors and/or assignees shall have the right to exercise any options to extend granted to the Tenant under the Lease.

LANDLORD:

APPLIED BUILDINGS, LLC

By:	/s/ S.K. Mehta
Name:	S.K. MEHTA
Title:	MEMBER APPLIED BUILDINGS, LLC
Dated:	5/13/05

APPENDIX A

The Lease

See attached copy

Document Number	MEMORANDUM OF LEASE Title of Document

THIS MEMORANDUM OF LEASE AGREEMENT (the “Memorandum”), is made effective as of the 17 day of December, 2004, by and between HCAP STRATEGIES, INC., a Wisconsin corporation (hereinafter referred to as “Tenant”), and APPLIED BUILDINGS, LLC, a Wisconsin limited liability company (hereinafter referred to as “Landlord”).

W I T N E S S E T H:

Recording Area Name and Return Address Timothy E. Kronquist, Esq. Davis & Kuelthau, s.c. 111 East Kilbourn Avenue, Suite 1400 Milwaukee, Wisconsin 53202 Parcel Identification Number (PIN)

WHEREAS, Landlord and Tenant entered into that certain Commercial Building Lease Agreement (the “Lease”) dated December 17, 2004, wherein Landlord, leased certain premises to Tenant; and

WHEREAS, this Memorandum is being executed for the purpose of providing notice of the Lease and terms thereof in the Office of the Register of Deeds for Ozaukee County, State of Wisconsin in order to place third parties on notice of the Lease and Landlord’s and Tenant’s rights and obligations thereunder, some of which are hereinafter summarized.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Lease, Landlord and Tenant hereby acknowledge as follows:

1. PREMISES. The “Premises” is the entire real property and improvements thereon or to be constructed thereon pursuant to the Lease and located at 10375 North Baldev Court, Mequon, Wisconsin, which property is legally described on Exhibit A attached hereto.

2. TERM. The initial term of the Lease is for a period of ten (10) years commencing on September 1, 2005, and terminating on August 31, 2015, unless otherwise terminated as provided in the Lease. Tenant has the option to renew and extend the Lease for two (2) additional periods of five (5) years each, at such rental rate and upon such other terms as are set forth in the Lease.

3. RIGHT OF FIRST REFUSAL. If during any term or extended term of the Lease, Landlord receives a bonafide offer from any third party to purchase, gift, assign, exchange or otherwise transfer the Premises and Landlord intends to accept or negotiate to accept a bona fide offer, Landlord grants and conveys to Tenant the exclusive first right to purchase the Premises upon the limitations, terms and conditions described in the Lease.

Information Professionals Co., Fond du Lac, WI

800-655-2021

4. LEASE CONTROLLING. This Memorandum of Lease is only a summary of some of the terms and conditions contained in the Lease and is not intended in any way to amend, alter, modify, abrogate, substitute or otherwise affect any of the terms or conditions contained in the Lease, all of which are hereby incorporated herein in full by this reference. It is hereby understood and agreed that, notwithstanding this Memorandum, the terms and conditions contained in the Lease shall in all events control the relationship between Landlord and Tenant with respect to the subject matter therein contained.

5. PURPOSE; NO MODIFICATION. The Memorandum is solely for recording purposes and shall not be construed to alter, modify or supplement the Lease of which this is a Memorandum.

6. NOT A CONVEYANCE. The Lease is a lease of less than 99 years and not a conveyance subject to return and fee per sec. 77.21(1), Stats.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease effective as of the date first written above.

TENANT:

HCAP STRATEGIES, INC.

By:	/s/ Dennis A. Christiansen
Dennis A. Christiansen, Chief Executive Officer and Chairman of the Board

STATE OF WISCONSIN	)
	)	SS
OZAUKEE COUNTY	)

Personally came before me this 17 day of December, 2004, the above named Dennis a. Christiansen, the Chief Executive Officer and Chairman of the Board, respectively, of HCAP Strategies, Inc., and acknowledged that they executed the foregoing instrument as such officers as the deed of such entity, by its authority.

/s/ Robin L. Oleszak
* ROBIN L. OLESZAK
Notary Public, State of Wisconsin
My commission (is)(expires) 12-4-05

LANDLORD:

APPLIED BUILDINGS, LLC

By:	/s/ S.K. Mehta
S.K. Mehta, Member

STATE OF WISCONSIN	)
	)	SS
OZAUKEE COUNTY	)

Personally came before me this 17 day of December, 2004, the above named S.K. Mehta, Member of Applied Buildings, LLC, and acknowledged that he executed the foregoing instrument as such member as the deed of such entity, by its authority.

/s/ Robin L. Oleszak
* ROBIN L. OLESZAK
Notary Public, State of Wisconsin
My commission (is)(expires) 12-4-05

This Document was drafted by: Timothy E. Kronquist, Esq. Davis & Kuelthau, s.c. 111 East Kilbourn Avenue, Suite Milwaukee, Wisconsin 53202 (414) 276-0200

EXHIBIT A

Description of the Leased Premises

LOT 1 OF CERTIFIED SURVEY MAP NO. 3464, BEING A DIVISION OF THE NORTHWEST 1/4 OF SECTION 35, TOWNSHIP 9 NORTH, RANGE 21 EAST, IN THE CITY OF MEQUON, OZAUKEE COUNTY, WISCONSIN.